Exhibit 10.17

                     FIRST AMENDMENT TO
                 ENRON CORP. 1991 STOCK PLAN
       (AS AMENDED AND RESTATED EFFECTIVE MAY 4, 1999)


WHEREAS, ENRON CORP. (the "Company") and the stockholders of the Company have heretofore approved and adopted the Enron
Corp. 1991 Stock Plan (As Amended and Restated Effective May
4, 1999)(the "Plan"); and

WHEREAS, the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is amended as follows:

New paragraph C is added under Section 6.2:

       "C. A nonemployee Director who is not a resident of the United States of America, who is required by the Company to defer a portion of his Retainer Fee into the Enron Corp. 1994 Deferral Plan, and whose deferral is regarded as the receipt of taxable income under the tax laws of the country in which the director resides or has citizenship, upon notification thereof to the Committee, in a form acceptable to the Committee, may elect to waive that portion of his Retainer Fee that is required to be so deferred and in lieu thereof receive an award of Phantom Stock Units under the Plan. Upon the Committee's receipt and approval of such election, at its next regularly scheduled meeting the Committee shall approve an award of Phantom Stock Units to such nonemployee
  Director in a number determined by the Committee that will reflect the value of such portion of the Retainer
  Fee that is waived by the non-employee Director for the calendar year. Thereafter, as long as such non-employee
  Director does not revoke his election, as of July 1 of each year, the Committee shall approve an award of Phantom Stock Units to such nonemployee Director in a number determined by the Committee that will reflect the value of such portion of the Retainer Fee that is waived by the non-employee Director for the calendar year. Such award of Phantom Stock Units will fully vest on the fifth anniversary of the date of grant."

AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  August 11, 1999                  ENRON CORP.

                                    By: /s/ MARY K. JOYCE
                                   Mary K. Joyce
                                   Vice-President,
                                   Compensation & Benefits

ATTEST:


By: /s/ REBECCA C. CARTER
Title: